Exhibit 10.1

AMENDMENT NO. 1

TO

SECURITIES PURCHASE AGREEMENT

August 16, 2023

VG Master Fund SPC

94 Solaris Avenue, Camana Bay

PO Box 1348, Grand Cayman KY1-1108

Cayman Islands

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement, dated July 28, 2023 (the “Purchase Agreement”), by and between VG Master Fund SPC, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Investor”) and Boqii Holding Limited, a Cayman Islands exempted company (the “Company”), pursuant to which the Investor has agreed to purchase, from time to time, and the Company has agreed to issue and sell, in its sole and absolute discretion, up to Eight Million Dollars ($8,000,000) of the Company’s American depositary shares (the “ADSs”), each ADS representing 4.5 Class A ordinary shares, par value $0.001 per share, of the Company. All capitalized terms used in this Amendment No. 1 to the Purchase Agreement between the Investor and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement. The Investor and the Company hereby agree as follows:

A. Amendments to the Purchase Agreement. The Purchase Agreement is amended as follows:

1.	The second whereas clause of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein and pursuant to the Registration Statement, the Investor shall purchase, from time to time, as provided herein, and the Company shall issue and sell in its sole and absolute discretion, up to Seven Million Dollars ($7,000,000) of the Company’s American depositary shares (the “ADSs”), each ADS representing 4.5 Class A ordinary shares, par value $0.001 per share, of the Company; and

2.	The definition of Commitment Amount in Section 1.1 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“Commitment Amount” shall mean Seven Million Dollars ($7,000,000).

3.	The definition of Valuation Period in Section 1.1 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

“Valuation Period” shall mean the five (5) consecutive Business Days commencing on and including the Purchase Notice Date. For the avoidance of doubt, the Purchase Notice Date shall be the first Business Day in the Valuation Period.

4.	Section 2.2(a) of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

(a) PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except as provided in this Agreement, the Company may deliver a Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Section 7 and otherwise provided herein. A Purchase Notice shall be deemed delivered on the Business Day (i) when Exhibit A (Form of Purchase Notice) is received by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been completed as confirmed by the Investor’s custodian or the account(s) designated by the Investor, provided, however, the next Business Day shall be the Purchase Notice Date if the applicable Purchase Notice Shares are received by the Investor’s custodian or the account(s) designated by the Investor after 9:00 am New York Time, unless waived by the Investor (the “Purchase Notice Date”). Each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.

5.	The following subsection shall be added to the end of Section 2.2(a) of the Purchase Agreement:

(c) Method of Offer and Sale.  The ADSs may be offered and sold (A) in privately negotiated transactions with the prior written consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the ADSs.

6.	Section 5.2 of Article V of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:

Section 5.2 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’s trading activities with respect to shares of ADSs will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market. The Investor is not a “broker” or a “dealer” within the meanings of Section 3 of the Exchange Act and the Investor’s performance of any of its obligations under this Agreement or dealing with the securities of the Company on the open market is in compliance with the relevant rules and regulations, including but not limited to, Rule 15a-6 of the Exchange Act.

B. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Purchase Agreement shall continue in full force and effect.

C. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

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If the foregoing correctly sets forth the understanding among the Company and the Investor, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Purchase Agreement between the Company and the Investor.

Very truly yours,

Boqii Holding Limited

By:	/s/ Lisa (Yingzhi Tang)
Name:	Lisa (Yingzhi) Tang
Title:	Co-Chief Executive Officer and Chief Financial Officer

VG Master Fund SPC

By:	/s/ Jessica Liu
Name:	Jessica Liu
Title:	Managing Partner

[Signature page to Amendment No. 1 to the Securities Purchase Agreement]

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